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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

The Board of Directors
Motorola Inc.:

We consent to incorporation by reference in Amendment No. 2 to the registration statement on Form S-4 of Motorola, Inc. of our reports dated January 13, 1999, except as to Note 8, which is as of March 1, 1999, relating to the consolidated balance sheets of Motorola, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 1998, which reports appear in or are incorporated by reference in the annual report on Form 10-K/A of Motorola, Inc. for the year ended December 31, 1998, and to the reference to our firm under the headings "Experts" and "Summary Selected Financial Information" in the prospectus.

                                          /s/ KPMG LLP
                                          --------------
                                          KPMG LLP

Chicago, Illinois

November 29, 1999